SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2008 (July 15, 2008)

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

California	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 401
Los Angeles, California 90017
(Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreement described below. The discussion is qualified in its entirety by the full text of the agreement, which is attached hereto as an exhibit.

On July 15, 2008, we entered into a Consulting Agreement (the “Agreement”) with Frontier Capital Partners L.L.C. (“Frontier”).

Frontier has agreed to provide investor relations and other business advisory services to us. The Agreement has a term of 3 months, but may be terminated by either party upon 5 days written notice. The Agreement also includes provisions allowing immediate termination in the event of dissolution, bankruptcy or insolvency and for cause.

We have agreed to issue to Frontier 125,000 shares of our restricted common stock as compensation for these services. 75,000 shares are to be issued immediately (upon execution of the Agreement) and are deemed to be a non-refundable retainer. The remaining 50,000 shares are to be issued 46 days after execution of the Agreement. We also agreed to indemnify Frontier against liability it may incur relating to any act or failure to act or misrepresentation made by us in relation to the Agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1 Consulting Agreement between Frontier Capital Partners L.L.C. and CyberDefender, Inc. executed on July 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2008
CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov, Chief Executive Officer